Exhibit 10.9

EXCLUSIVE TECHNICAL CONSULTING AND SERVICES AGREEMENT

This Exclusive Technical Consulting and Services Agreement (the “Agreement”) is entered into as of January 29, 2016 in Guangzhou by and between the following parties:

Party A: EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Address: Room 903 (Chuangtuobangzhong Space)-A2(only for office use), Building C1, Innovation Building, No. 182 Kexue Boulevard, Guangzhou Hi-tech Industry Development Zone, Guangzhou, PRC.

Party B: Guangzhou EHang Intelligent Technology Co., Ltd.

Address: Room 402 (only for office use), 4th floor, Auxiliary Building No. 11, Aoti Road, Tianhe District, Guangzhou, PRC.

WHEREAS:

(1) Party A, a wholly foreign-owned enterprise registered in the People’s Republic of China (the “PRC”) under the laws of the PRC, provides technical consulting and services as part of its permitted business in the PRC.

(2) Party B is a limited liability company registered in the PRC, and is licensed by the competent governmental authorities to carry on the business of research & development, manufacture, operation and sale of aviation and unmanned aerial vehicle.

(3) Party A agrees to provide Party B with technical consulting and services and Party B agrees to accept such technical consulting and services.

NOW THEREFORE, the parties through mutual negotiations agree as follows:

1.    Technical Consulting and Services; Exclusivity

1.1 During the term of this Agreement, the Party A agrees to, as the exclusive provider of the technical consulting and services to the Party B, provide technical consulting and services as further specified in Appendix 1 hereto to Party B.

1.2 Party B hereby agrees to accept the technical consulting and services to be provided by the Party A. Party B further agrees that, during the term of this Agreement, technical consulting and services shall be exclusively sourced by it from Party A and it shall not engage any third party to provide technical consulting and services the same as, similar to or comparable to or may replace the technical consulting and services for such business without the prior written consent of Party A.

1.3 Party A shall be the sole and exclusive owner of all rights, title and interests to any and all intellectual property rights arising from the provision of technical consulting and services under this Agreement, including, without limitation, any copyrights, patent, know-how, trade secrets and otherwise, whether developed by Party A or as improvements or derivatives resulting from Party A’s intellectual property becoming known to, possessed under or developed by Party B.

2.    Calculation and Payment of the Fee for Technical Consulting and Services (the “Fee”)

The parties agree that the Fee under this Agreement shall be determined according to Appendix 2.

3.    Representations and Warranties

3.1 Party A hereby represents and warrants as follows:

3.1.1 Party A is a company duly registered and validly existing under the laws of the PRC;

3.1.2 Party A has full right, power, authority and capacity and all consents and approvals of any other third party or government necessary to execute and perform this Agreement, which shall not conflict with any enforceable and effective laws or contracts binding on or applicable to Party A;

3.1.3 Once the Agreement has been duly executed by both parties, it will constitute a legal, valid and binding obligation of Party A enforceable against it in accordance with its terms.

3.2 Party B hereby represents and warrants as follows:

3.2.1 Party B is a limited liability company duly registered and validly existing under the laws of the PRC.

3.2.2 Party B has full right, power, authority and capacity and all consents and approvals of any other third party or government necessary to execute and perform this Agreement, which shall not conflict with any enforceable and effective laws or contracts binding on or applicable to Party B.

3.2.3 Once the Agreement has been duly executed by both parties, it will constitute a legal, valid and binding obligation of Party B enforceable against it in accordance with its terms.

4.    Confidentiality

4.1 Party B agrees to protect and maintain the confidentiality of all of the technical and commercial data and information of Party A acknowledged or received by Party B in connection with the technical consulting and services provided by Party A pursuant to this Agreement (collectively the “Confidential Information”). Party B shall not disclose or transfer any Confidential Information to any third party without Party A’s prior written consent. Upon termination or expiration of this Agreement, Party B shall, at Party A’s option, return any and all documents, information or software containing any such Confidential Information to Party A or destroy it, delete all of such Confidential Information from any electronic device, and cease to use it.

4.2 It is agreed that this Section 4 shall survive after any amendment, expiration or termination of this Agreement.

5.    Indemnity

Party B shall jointly and severally indemnify and hold harmless Party A from and against any loss, damage, obligation and cost arising out of any litigation, claim or other legal procedure against the Party A resulting from the provision of the technical consulting and services requested by Party B.

6.    Effective Date and Term

6.1 This Agreement shall be executed and come into effect as of the date first set forth above (the “Effective Date”). The term of this Agreement is 10 years, unless earlier terminated or extended as set forth in this Agreement

6.2 This Agreement may be extended only if Party A gives its written consent to the extension of this Agreement before the expiration of this Agreement and on such terms as may be determined upon the unanimous consents of both parties.

7.    Termination

7.1 Termination or Expiration

This Agreement shall expire on date of expiration unless this Agreement is extended as set forth above.

7.2 Early Termination

During the term of this Agreement, Party B shall not terminate this Agreement except any gross negligence, fraud, other illegal action or bankruptcy of Party A. Notwithstanding the foregoing, Party A may terminate this Agreement by giving a written notice to the Party B at least 30 days prior to such termination.

7.3 Survival.

Articles 4 and 5 shall survive after the termination or expiration of this Agreement.

8.    Dispute Resolution

Any dispute arising from, out of or in connection with this Agreement shall be settled through amicable negotiations between the parties. If the dispute cannot be settled through negotiations, the dispute shall, upon the request of either Party with notice to the other Party, be submitted to arbitration in Guangzhou, PRC, under the auspices of Guangzhou Arbitration Committee. The place of arbitration shall be in Guangzhou. The language of the arbitration shall be in Chinese. The arbitration award shall be final and binding on all parties.

9.    Force Majeure

9.1 Force Majeure shall refer to any event that is beyond the party’s reasonable control and cannot be prevented with reasonable care, including acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning or war. However, any shortage of credit, capital or finance shall not be regarded as an event beyond the control of a party. The party affected by Force Majeure shall notify the other party about the release without delay.

9.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only to the extent within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, both parties agree to use their best efforts to resume performance of this Agreement.

10.    Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, facsimile transmission, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or to such other address as the party to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above:

Party A:	EHang Intelligent Equipment (Guangzhou) Co., Ltd.
Communication Address:	5th floor, Building C, Yixiang Technology Park, No.72 Nanxiang Second Road, Luogang District, Guangzhou, PRC
Telephone:	[REDACTED]
Contract person	Huazhi Hu

Party B:	Guangzhou EHang Intelligent Technology Co., Ltd.
Communication Address:	5th floor, Building C, Yixiang Technology Park, No.72 Nanxiang Second Road, Luogang District, Guangzhou, PRC
Telephone:	[REDACTED]
Contract person	Huazhi Hu

11.    No Assignment

Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto.

12.    Severability

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and such provision will be fully severable and be void only under jurisdiction and scope of the applicable laws, and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

13.    Amendment and Supplement

Any amendment and supplement of this Agreement shall come into force only after a written agreement is signed by both parties. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

14.    Governing Law

This Agreement shall be governed by and construed in accordance with PRC laws.

IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

(Signature Page)

Party A: EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Authorized Representative: /s/ Huazhi Hu

/s/ Seal of EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Party B: Guangzhou EHang Intelligent Technology Co., Ltd.

Authorized Representative: /s/ Shangjin Guo

/s/ Seal of Guangzhou EHang Intelligent Technology Co., Ltd.

Appendix 1: The list of Technical Consulting and Services

Party A shall provide the following technical consulting and services to Party B:

1.	Enterprise Management and Training;

2.	Technology Research and Development of Aviation and Unmanned Aerial Vehicle;

3.	Manufacturing process and method of Aviation and Unmanned Aerial Vehicle; and

4.	The Sale of Aviation and Unmanned Aerial Vehicle.

Appendix 2: Calculation and Payment of the Fee for Technical Consulting and Services

Party B shall pay a technical consulting and service fee (the “Fees”) equals to an hourly rate of CNY 1,000.00. Party A may, in its sole discretion, adjust the fees for the technical consulting and services provided to Party B.

The Fees shall be paid within 5 days upon submission of an invoice by Party A to the Party B on a monthly basis.

EXCLUSIVE SERVICES AGREEMENT

This agreement (the “Agreement”) is entered into as of January 29, 2016.

Party A: EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Address: Room 903 (Chuangtuobangzhong Space)-A2(only for office use), Building C1, Innovation Building, No. 182 Kexue Boulevard, Guangzhou Hi-tech Industry Development Zone, Guangzhou, PRC.

Party B: Guangzhou EHang Intelligent Technology Co., Ltd.

Address: Room 402 (only for office use), 4th floor, Auxiliary Building No. 11, Aoti Road, Tianhe District, Guangzhou, PRC.

After friendly negotiation, through mutual negotiation, as to the provision of management consulting and technical and management consulting matters on research & development, manufacture, operation and sale of unmanned aerial vehicle under the Exclusive Technical Consulting and Services Agreement on January 29, 2016, both parties agree as follows:

1.

During the term of this Agreement, Party A agrees to provide Party B with, Party B agrees to accept, the management consulting and technical consulting on research & development, manufacture, operation and sale of unmanned aerial vehicle.

2.

During the term of this Agreement, without prior consent of Party A, Party B shall not it shall not engage any entity or individual other than Party A to provide services the same as, similar to or comparable to the management consulting and technical consulting on research & development, manufacture, operation and sale of unmanned aerial vehicle.

3.

The service fees shall be calculated and paid by an hourly rate of CNY 1,000.00 and Party A may, at its sole discretion, adjust the above fees. Such fees shall be paid within five (5) days upon submission of an invoice by Party A to the Party B on a monthly basis.

4.

Party A shall be the sole and exclusive owner of all rights, title and interests to any and all intellectual property rights arising from the provision of services under this Agreement unless otherwise stipulated under compulsory laws and regulation in which the ownership intellectual property rights shall be appropriated according to compulsory laws and regulations.

5.	Each party has full right, power, authority and capacity and all consents and approvals of any other third party or government necessary to execute and perform this Agreement.

6.	Both parties shall not disclose any confidential information from other party during the negotiation, execution and performance of this Agreement.

7.	This Agreement shall be valid until a new agreement with respect to service matters is entered.

8.	This Agreement shall be executed in two originals, and each Party A and Party B holds one.

(Signature Page)

Party A: EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Authorized Representative: /s/ Huazhi Hu

/s/ Seal of EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Party B: Guangzhou EHang Intelligent Technology Co., Ltd.

Authorized Representative: /s/ Shangjin Guo

/s/ Seal of Guangzhou EHang Intelligent Technology Co., Ltd.